EXHIBIT NO. 99.(a) 3

MFS SERIES TRUST XV

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

REDESIGNATION OF CLASS R3 SHARES, CLASS R4 SHARES, AND

CLASS R5 SHARES

Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated July 27, 2007, as amended (the “Declaration”), of MFS Series Trust XV, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R3, Class R4 and Class R5 shares (as defined in the Declaration) of MFS Diversified Target Return Fund, a series of the Trust, as follows:

The class of shares previously designated as “Class R3 Shares” shall be redesignated as “Class R2 Shares,” the class of shares previously designated as “Class R4 Shares” shall be redesignated as “Class R3 Shares,” and the class of shares previously designated as “Class R5 Shares” shall be redesignated as “Class R4 Shares.”

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of April 22, 2008, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER
Robert E. Butler	ROBERT J. MANNING
804 W. Park Avenue	Robert J. Manning
State College PA 16803	13 Rockyledge Road
Swampscott MA 01907

LAWRENCE H. COHN
Lawrence H. Cohn	LAWRENCE T. PERERA
45 Singletree Road	Lawrence T. Perera
Chestnut Hill MA 02467	18 Marlborough Street
Boston MA 02116

DAVID H. GUNNING
David H. Gunning	ROBERT C. POZEN
2571 N. Park Blvd.	Robert C. Pozen
Cleveland Heights OH 44106	9 Arlington Street
Boston MA 02116

WILLIAM R. GUTOW
William R. Gutow	J. DALE SHERRATT
3 Rue Dulac	J. Dale Sherratt
Dallas TX 75230	86 Farm Road
Sherborn MA 01770

MICHAEL HEGARTY
Michael Hegarty	LAURIE J. THOMSEN
177 Old Briarcliff Road	Laurie J. Thomsen
Briarcliff Manor NY 10510	235 Nashawtuc Road
Concord MA 01742

J. ATWOOD IVES
J. Atwood Ives	ROBERT W. UEK
17 West Cedar Street	Robert W. Uek
Boston MA 02108	536 Tierra Mar Lane
Naples FL 34108